ARMOUR CAPITAL MANAGEMENT LP NAMES DAVID B. SAYLES
MANAGING DIRECTOR FOR PORTFOLIO AND RISK ANALYSIS

VERO BEACH, Florida – September 3, 2019 – ARMOUR Capital Management LP (“ACM”), the manager of ARMOUR Residential REIT, Inc. (“ARMOUR” or the “Company”) (NYSE: ARR and ARR-PB), today announced the expansion of its strategic expertise in market risk and investment management with the appointment of David B. Sayles as Managing Director for Portfolio and Risk Analysis.
Mr. Sayles joins ACM with deep experience at sell side and buy side investment firms, in the public sector and in academia. He has worked with all major fixed income asset classes, including agency and non-agency mortgages, asset-backed securities (“ABS”), credit, foreign exchange market currencies and derivatives. He has also been active in private capital, emerging markets and index equity.

Mr. Sayles is currently an Adjunct Professor of Finance at the NYU Stern School of Business.

Mr. Sayles was Managing Director at BlackRock Financial Management for 13 years where he advised on and implemented investment and market risk management programs for mortgage banks, real estate investment trusts, insurance companies and financial utilities. He was also a portfolio manager in BlackRock’s Financial Markets Advisory unit, which served institutions, governments and central banks affected by the global financial crisis. Mr. Sayles spent nine years at Alliance Capital Management establishing and investing on behalf of private debt and equity funds and as a derivatives specialist in fixed income portfolio management. During his career on the sell side, Mr. Sayles was a financial modeler, a debt options trader, as well as a structurer of mortgage-backed securities (“MBS”) and ABS.

Mr. Sayles holds a Master of Science in Management with concentrations in finance and operations research from the MIT Sloan School of Management and a Bachelor of Science in Chemistry from Yale University.

About ARMOUR Capital Management LP.
ACM is the external manager of ARMOUR and an investment advisor registered with the Securities Exchange Commission (“SEC”).

About ARMOUR Residential REIT, Inc.
ARMOUR invests primarily in fixed rate residential, adjustable rate and hybrid adjustable rate residential MBS issued or guaranteed by U.S. Government-sponsored enterprises (“GSEs”), or guaranteed by the Government National Mortgage Association. In addition, ARMOUR invests in other securities backed by residential mortgages for which the payment of principal and interest is not guaranteed by a GSE or government agency.
Safe Harbor
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. The Company disclaims any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

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ARMOUR Capital Management LP, names David B. Sayles Managing Director for Portfolio and Risk Analysis

September 3, 2019

Additional Information and Where to Find It
Investors, security holders and other interested persons may find additional information regarding the Company at the SEC’s internet site at www.sec.gov, or the Company website at www.armourreit.com, or by directing requests to: ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, Attention: Investor Relations.
Investor Contact:
James R. Mountain
Chief Financial Officer
ARMOUR Residential REIT, Inc.
(772) 617-4340

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